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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


To the Partners of
TEPPCO Partners, L.P.:

We consent to incorporation by reference in the registration statement (No. 33-81976) on Form S-3 of TEPPCO Partners, L.P. of our report dated January 15, 1999, relating to the consolidated balance sheets of TEPPCO Partners, L.P. as of December 31, 1998 and 1997, and the related consolidated statements of income, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998, annual report on Form 10-K of TEPPCO Partners, L.P.



                                                     KPMG LLP

Houston, Texas
March 10, 1999